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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (File No. 333-154664) of our report dated March 28, 2008 relating to the financial statements and financial statement schedules, which appear in Protective Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Birmingham, Alabama
December 8, 2008

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  Exhibit 23(a)